UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

    Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

THE JOINT CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the definitive proxy statement of The Joint Corp. (the “Company”) for the 2018 Annual Meeting of Stockholders that was filed with the Securities and Exchange Commission on April 27, 2018 (the “Original Filing”) amends and supplements the Original Filing to include additional information with respect to the stockholder proponent, Steven Colmar, who submitted a stockholder proposal to amend the Company’s bylaw regarding stockholder proxy access (Agenda Item 4).  Mr. Colmar’s address is 1108 Lavaca Street, #110-247, Austin, Texas 78701, and he owns or controls 550,774 shares of the Company’s common stock.

Other than the additional information provided above, the Original Filing remains unchanged.  This additional information will be included in the definitive proxy statement sent to stockholders.